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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS



We consent to the incorporation by reference in this Registration Statement (Form S-8) pertaining to the Callon Petroleum Company 401(k) Plan for the registration of 450,000 shares of Callon Petroleum Company common stock of our report dated February 28, 2003, with respect to the consolidated financial statements of Callon Petroleum Company included in its Form 10-K for the year ended December 31, 2002, filed with the Securities and Exchange Commission.


                                                       /s/ Ernst & Young LLP

         New Orleans, Louisiana
         October 15, 2003